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                                                                   Exhibit 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to Intuit Inc. 1998 Option Plan for Mergers and Acquisitions of Intuit Inc. and to the incorporation by reference therein of our report dated August 19, 1998, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1998 filed with the Securities and Exchange Commission.



Palo Alto, California
May 6, 1999